Exhibit 99.1

Edison Holdco B.V. Confidentially Submits Draft Registration Statement

in connection with the Proposed Business Combination of EVBox Group with TPG Pace Beneficial Finance

San Francisco and Amsterdam – March 24, 2021 – TPG Pace Beneficial Finance Corp. (NYSE: TPGY.U, TPGY, TPGY WS) (“TPG Pace”), a publicly traded special purpose acquisition company that is focused on high-growth companies with strong environmental, social and governance principles, today announced the confidential submission with the Securities and Exchange Commission (“SEC”) of a draft registration statement on Form F-4 (the “Registration Statement”) relating to its previously announced business combination with ENGIE New Business S.A.S. (“Engie Seller”) pursuant to which TPG Pace expects to acquire Engie Seller’s subsidiary EV Charged B.V. (“EVBox Group”).

The draft Registration Statement was submitted to the SEC by Edison Holdco B.V. (“Dutch Holdco”), a wholly owned subsidiary of TPG Pace expected to be renamed EVBox Group N.V. at closing, with its common shares and warrants expected to be listed on the New York Stock Exchange under the ticker symbols “EVB” and “EVB WS,” respectively. The confidential submission was made with audited 2019 financial statements of EVBox Group, and TPG Pace anticipates that a subsequent public filing of the Registration Statement will include the updated audited 2020 financial statements of EVBox Group. The business combination is expected, subject to customary closing conditions, including the approval of TPG Pace’s shareholders, to close after the SEC completes its review process of this confidential submission and any subsequent public filing and declares such public filing to be effective.

For additional information regarding the proposed business combination and the business of EVBox Group, see the Current Report on Form 8-K filed by TPG Pace with the SEC on or about the date hereof, or see the filings and other materials included on TPG Pace’s website at www.tpg.com/pace-beneficial-finance.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

As permitted by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and in connection with the proposed business combination, Dutch Holdco has confidentially submitted the draft Registration Statement to the SEC on Form F-4, which draft Registration Statement includes a prospectus of Dutch Holdco and a proxy statement of TPG Pace. Dutch Holdco and TPG Pace also plan to confidentially submit or file other documents with the SEC regarding the proposed transaction. After the Registration Statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to the shareholders of TPG Pace. INVESTORS AND SHAREHOLDERS OF TPG PACE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Dutch Holdco and TPG Pace once such documents are publicly filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

This is not a solicitation of a proxy from any investor or security holder. Dutch Holdco, TPG Pace, Engie Seller and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TPG Pace in connection with the proposed transaction. Information about the directors and executive officers of TPG Pace is set forth in TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the proposed merger of TPG Pace into New TPG Pace Beneficial Finance Corp. (“New SPAC”) and the proposed acquisition of the common shares of EVBox Group by Dutch Holdco, Dutch Holdco’s and TPG Pace’s ability to consummate the transaction, the benefits of the transaction and Dutch Holdco’s future financial performance following the transaction, as well as Dutch Holdco’s and TPG Pace’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Dutch Holdco and TPG Pace disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Dutch Holdco and TPG Pace caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Dutch Holdco and TPG Pace. These risks include, but are not limited to, (1) the inability to complete the transactions contemplated by the proposed business combination; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) risks related to the rollout of EVBox Group’s business and expansion strategy; (4) consumer failure to accept and adopt electric vehicles; (5) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated; (6) the possibility that EVBox Group’s technology and products could have undetected defects or errors; (7) the effects of competition on EVBox Group’s future business; (8) the inability to successfully retain or recruit officers, key employees, or directors following the proposed business combination; (9) effects on TPG Pace’s public securities’ liquidity and trading; (10) the market’s reaction to the proposed business combination; (11) the lack of a market for TPG Pace’s securities; (12) TPG Pace’s and EVBox Group’s financial performance following the proposed business combination; (13) costs related to the proposed business combination; (14) changes in applicable laws or regulations; (15) the possibility that the novel coronavirus (“COVID-19”) may hinder TPG Pace’s ability to consummate the business combination; (16) the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of TPG Pace, Dutch Holdco or EVBox Group; (17) the possibility that TPG Pace or EVBox Group may be adversely affected by other economic, business, and/or competitive factors; and (18) other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC by TPG Pace. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Dutch Holdco’s and TPG Pace’s expectations and projections can be found in TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020. In addition, TPG Pace’s periodic reports and other SEC filings are available publicly on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THE BUSINESS COMBINATION AND WHERE TO FIND IT

In connection with the proposed business combination, Dutch Holdco has confidentially submitted a draft Registration Statement on Form F-4 and the related proxy statement/prospectus with the SEC. Additionally, Dutch Holdco and TPG Pace will confidentially submit and/or file other relevant materials with the SEC in connection with the proposed merger of TPG Pace into New SPAC and the proposed acquisition from Engie Seller of the common shares of EVBox Group by Dutch Holdco. Such materials may be obtained free of charge at the SEC’s website at www.sec.gov. However, please note that any materials that are confidentially submitted, including the draft Registration Statement, will not be publicly available until the first public filing of the same, as permitted by the JOBS Act. Investors and security holders of TPG Pace are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination.

Media Contacts:

EVBox Group:

Job Karstens

job.karstens@evbox.com

+31 (0)6 22 26 55 25

Madeline Vidak

madeline.vidak@evbox.com

+31 (0)6 30 71 06 93

General: press@evbox.com

TPG/TPG Pace

Luke Barrett

(415) 743-1550

media@tpg.com

Tom Johnson/Sheila Ennis

Abernathy MacGregor

(917) 747-6990/(510) 604-8027

tbj@abmac.com/sbe@abmac.com